UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2025, RAPT Therapeutics, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the average closing bid price of the Company’s shares of common stock was below the minimum closing bid price of $1.00 per share during the last 30 consecutive trading days (the “Notice”), as required for continued listing on the Nasdaq under Rule 5450(a)(1) of the Nasdaq’s Listing Rules (the “Rules”).

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and trade on Nasdaq subject to the Company’s continued compliance with the other listing requirements of the Rules. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until November 17, 2025 (the “Compliance Date”) to cure the deficiency and regain compliance with the minimum bid price (subject to additional time periods for which the Company may be eligible). To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days before the Compliance Date.

As described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2025, the Company’s Board of Directors has approved and, subject to stockholder approval, adopted an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of one-for-eight (the “Reverse Stock Split”). Stockholders will vote on the proposal related to the Reverse Stock Split at the Company’s Annual Meeting of Stockholders on May 29, 2025. One of the purposes of the Reverse Stock Split and the related proposal is to maintain the listing of the Company’s common stock on The Nasdaq Global Market.

In the event the Company does not evidence compliance with the minimum bid price requirement before the Compliance Date, the Company may be eligible for an additional 180-day period to regain compliance if the Company applies to transfer the listing of its common stock to the Nasdaq Capital Market. To qualify the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company fails to regain compliance or transfer to the Nasdaq Capital Market before the Compliance Date, the Company will receive a written notification from Nasdaq that its common stock is subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its common stock to a Nasdaq Hearings Panel (the “Panel”). There can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel. Furthermore, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq Rules.

Item 3.01 is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company make a public announcement disclosing the deficiency no later than four business days from the date of the Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Date:	May 28, 2025	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer